EXHIBIT 15.1
[Maples and Calder letterhead]

Our ref	AEO\302248\3701903v2
Direct tel	+852 2971 3081
Email	alice.ooi@maplesandcalder.com
Ctrip.com International, Ltd.
No. 99 Fu Quan Road
Shanghai 200335
People’s Republic of China
3 February 2010
Dear Sirs
Ctrip.com International, Ltd. (the “Company”)
We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2009, which will be filed with the Securities and Exchange Commission in the month of February 2010.
Yours faithfully,
/s/Maples and Calder

Maples and Calder